UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — December 10, 2012

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, New York, New York 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Seventh Supplemental Indenture

On December 10, 2012 MDC Partners Inc. (“MDC” or the “Company”) issued an additional $80 million aggregate principal amount of its 11% Senior Notes due 2016 (the “New Notes”). The New Notes are jointly, severally and unconditionally guaranteed on a senior unsecured basis by MDC’s wholly-owned subsidiaries (the “Guarantors”). The New Notes are a follow-on issue (the “Follow-on Offering”) to the Company’s 11% senior unsecured notes due 2016 issued on October 23, 2009, May 14, 2010 and April 19, 2011 (the “Existing Notes”). The New Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were issued as additional notes pursuant to a Seventh Supplemental Indenture, dated as of December 10, 2012 (the “Seventh Supplemental Indenture”), among MDC, the Guarantors and The Bank of New York Mellon, as trustee, which supplements the base indenture (the “Base Indenture”), dated as of October 23, 2009. The Seventh Supplemental Indenture provides that the New Notes are identical in all terms and conditions to the Existing Notes except as to issue date, the issue price and CUSIP and ISIN numbers.

The Base Indenture, as supplemented by the Seventh Supplemental Indenture, contains restrictive covenants that, among other things, limit MDC’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends on or redeem or repurchase MDC’s capital stock, make certain types of investments, create restrictions on the payment of dividends or other amounts to MDC from its restricted subsidiaries, incur certain liens, sell or otherwise dispose of certain assets, enter into transactions with affiliates, enter into sale and leaseback transactions, and consolidate or merge with or into, or sell all or substantially all of MDC’s assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Base Indenture, as supplemented by the Seventh Supplemental Indenture, also contains customary events of default, including the failure to make timely payments on the New Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

Registration Rights Agreement

On December 10, 2012, MDC entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”) with the Guarantors and the certain initial purchasers named therein (the “Initial Purchasers”), pursuant to which MDC agreed, to the extent the New Notes do not become freely transferable without restriction under the Securities Act, as of the fifth business day following the one year anniversary of their issuance to (i) use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement relating to an offer to exchange any and all of such New Notes for a like aggregate principal amount of debt securities and guarantees substantially identical to the New Notes that are registered under the Securities Act or (ii) in certain circumstances, register the resale of the New Notes.

If MDC fails to comply with certain of its obligations under the Registration Rights Agreement (each, a “Registration Default”), then, as liquidated damages for such Registration Default, special interest, in addition to the base interest rate of the Notes, shall accrue on all registrable securities then outstanding at a per annum rate of 0.25% for the first 90 days following such Registration Default, at a per annum rate of 0.50% for the second 90 days following such Registration Default, at a per annum rate of 0.75% for the third 90 days following such Registration Default and at a per annum rate of 1.0% thereafter for the remaining period of such Registration Default.  Other than the Company’s obligation to pay special interest, it will not have any liability for damages with respect to a Registration Default on any registrable securities.

The foregoing descriptions of the Seventh Supplemental Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed hereto as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Seventh Supplemental Indenture, dated as of December 10, 2012, to the Indenture, dated as of October 23, 2009, among the Company, the Note Guarantors and The Bank of New York Mellon, as trustee, including the form of 11% Senior Notes due 2016.

10.1	Exchange and Registration Rights Agreement, dated as of December 10, 2012, among the Company, the Note Guarantors and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: December 10, 2012	MDC Partners Inc.

	By:		/S/ Mitchell Gendel
		Name: Title:	Mitchell Gendel General Counsel & Corporate Secretary